Exhibit 5.1

2200 IDS Center, 80 South 8th Street Minneapolis, MN 55402-2210 Tel: 612.977.8400 | Fax: 612.977.8650 taftlaw.com

August 17, 2023

Creative Realities, Inc.

13100 Magisterial Drive, Suite 100

Louisville, KY 40223

Re:         Creative Realities, Inc. - Registration Statement on Form S-3 (File No. 333-272202)

Ladies and Gentlemen:

We have acted as counsel to Creative Realities, Inc., a Minnesota corporation (the “Company”), in connection with the offering by the Company of 3,000,000 shares (the “Shares”) of the Company’s common stock, par value $0.01 per share (“Common Stock”). The offering of the Shares is included in a registration statement on Form S-3 (File No. 333-272202) (the “Registration Statement”) filed by the Company with the Securities and Exchange Commission (the “Commission”) under the Securities Act of 1933, as amended (the “Act”), a base prospectus dated June 6, 2023 filed with the Commission in the as part of the Registration Statement (the “Base Prospectus”), a preliminary prospectus supplement dated August 16, 2023 filed with the Commission pursuant to Rule 424(b) under the Act (together with the Base Prospectus, the “Preliminary Prospectus”) and a prospectus supplement dated August 17, 2023 filed with the Commission pursuant to Rule 424(b) under the Act (together with the Base Prospectus, the “Prospectus”). The Shares are being sold pursuant to a Placement Agency Agreement between the Company and A.G.P. /Alliance Global Partners (the “Placement Agency Agreement”).

This opinion is being furnished in connection with the requirements of Item 601(b)(5) of Regulation S-K under the Act, and no opinion is expressed herein as to any matter pertaining to the contents of the Registration Statement or related Prospectus, other than as expressly stated herein with respect to the issue of the Shares.

As counsel to the Company in connection with this opinion letter, we have examined such corporate records, documents, and instruments of the Company and reviewed such questions of law as we have deemed necessary for the purpose of rendering the opinions set forth herein and we have examined the proceedings proposed to be taken by the Company relating to the issuance and sale of the Shares. We have also examined the Registration Statement as filed with the Commission in accordance with the provisions of the Act, and the rules and regulations of the Commission thereunder. In such examination, we have assumed (a) the authenticity of original documents and the genuineness of all signatures; (b) the conformity to the originals of all documents submitted to us as copies; and (c) the truth, accuracy, and completeness of the information, representations and warranties contained in the records, documents, instruments and certificates we have reviewed. As to questions of fact material to this opinion, we have, to the extent deemed appropriate, relied upon certain representations of certain officers and employees of the Company.

Taft Stettinius & Hollister LLP / Taftlaw.com / The Modern Law Firm

Creative Realities, Inc.
August 17, 2023

Based on the foregoing and in reliance thereon and subject to the assumptions, qualifications and limitations set forth herein, we are of the opinion that the Shares have been duly authorized for issuance by all necessary corporate action on the part of the Company and, when issued and sold by the Company against payment therefor in the manner contemplated by the Placement Agency Agreement and as set forth in the Prospectus, and in accordance with the resolutions adopted by the Board of Directors and Financing Committee of the Company, will be validly issued, fully paid and non-assessable;

We are admitted to practice only in the States of New York and Minnesota and express no opinion as to matters governed by any laws other than the laws of the States of New York and Minnesota and the Federal laws of the United States of America.

This opinion letter has been prepared for use in connection with the filing by the Company of a Current Report on Form 8-K relating to the offer and sale of the Shares, which Current Report on Form 8-K will be incorporated by reference into the Registration Statement and Prospectus, and speaks as of the date hereof. We assume no obligation to advise you of any changes in the foregoing subsequent to the delivery of this letter.

We hereby consent to the filing of this opinion letter as Exhibit 5.1 to the above-described Current Report on Form 8-K and to the reference to this firm under the caption “Legal Matters” in the Prospectus. In giving this consent, we do not thereby admit that we are an “expert” within the meaning of the Act.

Very truly yours, /s/ TAFT STETTINIUS & HOLLISTER LLP